UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.       )

Check the appropriate box:

[X]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive information statement

GEX MANAGEMENT, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transactions applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GEX MANAGEMENT, INC.

12001 N Central Expy, #825

Dallas, TX 75243

To the Holders of Common Stock of GEX Management, Inc.:

GEX Management, Inc., a Texas corporation (the “Company”), on February 21, 2019, obtained written consents from stockholders holding a majority of the outstanding voting stock of the Company to approve an amendment of the Company’s articles of incorporation, as amended, to increase the number of authorized shares of common stock to 15,000,000,000.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. The board of directors of the Company has unanimously approved the above actions.

Under Section 6.201 of the Texas Business Organization Code, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of voting stock of the Company approved the foregoing actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Srikumar Vanamali
Srikumar Vanamali, Director and Interim CEO

Dallas, TX

February 22, 2019

GEX MANAGEMENT, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN

CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of GEX Management, Inc., Texas corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of the Company’s voting stock, in accordance with the requirements of the Texas Business Organization Code.

Our board of directors has determined that the close of business on February 21, 2019 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing the amendment of our articles of incorporation to increase the number of authorized shares of common stock to 15,000,000,000. The foregoing amendment is referred to herein as the “Action.”

Under Section 6.201 of the Texas Business Organization Code, any action required or permitted by the Texas Business Organization Code to be taken at a meeting of stockholders of a Texas corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.

As of the Record Date, Srikumar Vanamali and Shaheed Bailey, who then owned of record 800,000 shares of our Series A1 Voting Preferred Stock (“Super Voting Preferred Stock”), representing 51% of our outstanding shares of voting stock as of the Record Date, executed and delivered to us a written consent authorizing and approving the Action.

Name of Preferred Stock Holder	Series A Voting Preferred Stock Held	Percentage of Voting Equity in Favor of Action
Srikumar Vanamali	400,000	25.5%
Shaheed Bailey	400,000	25.5%
Total	800,000	51.0%

Accordingly, the Action has been approved by the holders of a majority of our outstanding shares of voting stock and no further vote or further action of our stockholders is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. Stockholders do not have any dissenter or appraisal rights in connection with the Action.

On February 21, 2019, our board of directors approved the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock to 15,000,000,000 and authorized our officers to deliver this Information Statement.

Our executive offices are located at 12001 N Central Expy, #825, Dallas, Texas 75243, and our telephone number is (877) 210-4396.

1

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.

VOTING SECURITIES

At the time of the stockholder action our issued and outstanding voting securities consisted of shares of Common Stock and Super Voting Preferred Stock. There were 60,171,942 shares of Common Stock issued and outstanding as of the Record Date and 800,000 shares of Super Voting Preferred Stock issued and outstanding as of the Record Date.

The rights of Super Voting Preferred Stock are set forth in the Certificate of Designations filed with the State of Texas. The Super Voting Preferred Stock ranks senior to the Corporation’s Common Stock but junior to any class or series of the Corporation’s preferred stock hereafter created and/or issued. Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, the holder of the Super Voting Preferred Stock shall have full voting rights and powers on all matters subject to a vote by the holders of the Corporation’s Common Stock and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock having the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. For so long as Super Voting Preferred Stock is issued and outstanding, the holders of Super Voting Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Super Voting Preferred Stock being entitled to fifty-one percent (51%) of the total votes on all such matters regardless of the actual number of shares of Super Voting Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Unless otherwise declared from time to time by the Board of Directors, out of funds legally available thereof, the holders of shares of the outstanding shares of Super Voting Preferred Stock shall not be entitled to receive dividends, and the holders of Super Voting Preferred Stock shall not be entitled, as a matter of right, to subscribe for, purchase or receive any part of any stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend by virtue of the Super Voting Preferred Stock nor shall the shares of Super Voting Preferred Stock be convertible into shares of the Corporation’s Common Stock. The holder or holders of the Super Voting Preferred Stock shall not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

2

INCREASE IN AUTHORIZED COMMON STOCK

We are increasing our authorized shares of Common Stock because we will likely be required, in connection with the ongoing operation of our business, to issue shares of Common Stock, options, awards and warrants for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits. No such specific issuances are currently anticipated.

Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of Common Stock to provide a sufficient number of authorized and reserved shares to allow for the issuance of shares of Common Stock or other securities in connection with the financing of our operations, the acquisition of other businesses, the establishment of joint ventures, and such other purposes as our board of directors determines.

The increase in the number of authorized shares of Common Stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our board of directors to issue additional shares of Common Stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

3

The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of Common Stock may increase.

The holders of Common Stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock having preference over Common Stock. Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

On the Record Date, the amendment of our articles of incorporation, as amended, to increase the number of authorized shares of Common Stock to 15,000,000,000 was approved by the written consent of stockholders representing approximately 51.0% of our outstanding voting stock. On February 21, 2019, our board of directors approved such amendment. The approval of the amendment of our articles of incorporation, as amended, to authorize the increase of the number of authorized shares of Common Stock to 15,000,000,000 required such board approval and the affirmative vote of stockholders representing a majority of our outstanding voting securities. Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment of our articles of incorporation to authorize the increase of the number of authorized shares of Common Stock to 15,000,000,000. You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to take all other required actions to complete the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock to 15,000,000,000 consistent with the foregoing.

4

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Information Statement to all stockholders of record as of the Record Date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process, by which only one Information Statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Copies of this Information Statement are available promptly by calling (877) 210-4396, or by writing to GEX Management, Inc., Attn: Investor Relations, 12001 N Central Expy, #825, Dallas, TX 74243. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling (877) 210-4396, or by writing to GEX Management, Inc., Attn: Investor Relations, 12001 N Central Expy, #825, Dallas, TX 75243.

GEX MANAGEMENT, INC.

Dallas,TX

February 22, 2019

5

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GEX MANAGEMENT, INC.

6

7

Effectiveness of Filing (Select either A, B, or C.)

A. [x] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 2/~~18~~ 21/2019

By: Skumar

Signature of authorized person

SRIKUMAR VANAMALI

Printed or typed name of authorized person (see instructions)

8

NOTICE OF ACTION BY WRITTEN CONSENT

OF THE HOLDERS OF VOTING PREFERRED STOCK

OF

GEX MANAGEMENT, INC.

Please take note, pursuant to Section 9 of Article I of the Bylaws of GEX Management, Inc, a Texas Corporation (the “Corporation”) and Section 6.201 of the Texas Business Organization Code, holders of more than fifty per cent of the voting rights attributable to shares in the Series A1 Voting Preferred Stock of the Corporation (the “Stockholders”) have given their written consent to the adoption of the following resolutions:

WHEREAS, the Corporation’s Board of Directors (“the Board”) believes it is in the best interest of the Corporation to restructure the Corporation’s balance sheet; and

WHEREAS, in order to facilitate the restructuring of the Corporation’s balance sheet, the Board deem it advisable to increase the Corporation’s authorized common stock to 15,000,000,000 shares of common stock par value $0.001 par value per share (the “Increase”); and

WHEREAS, the Stockholders believe that the Increase is in the best interest of the Corporation and its stockholders as it will provide the Corporation with the capital necessary to fully execute on its business plan, and

WHEREAS, the Stockholders deem it advisable to undertake the Increase.

NOW THEREFORE, it being in the best interests of the Corporation, it is hereby:

RESOLVED, that the Corporation is authorized to amend its Certificate of Incorporation/Bylaws to effectuate the Increase; and it is further,

RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized to cause to be prepared and filed with the Secretary of State of the State of Texas, a Certificate of Amendment of the Corporation’s Certificate of Incorporation/Bylaws in the form attached hereto; and it is further,

RESOLVED, that any officer of the Corporation be, and each of them hereby is authorized and directed to execute and deliver on behalf and in the name of the Corporation all such other supporting or related documents and instruments and to make any such filings with the appropriate governmental agencies and exchanges, and incur any cost or expense in connection therewith as may be determined by any such officer to be reasonably necessary to accomplish the purpose of these Resolutions and to do all other things and acts which any such officer may determine to be necessary and appropriate to carry out the purposes of these Resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, documents or amendments, as the case may be) and all actions heretofore taken by any director or officer of the Corporation in connection with the subject of the foregoing recitals and Resolutions are, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

RESOLVED, that the action taken by this Consent shall have the same force and effect as if taken at a meeting of the Stockholders of the Corporation, duly called; and it is further,

RESOLVED, that this Consent may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed one and the same document.

FURTHER RESOLVED, that any action taken or to be taken by the Corporation’s Officers for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation

The signature below are the genuine signatures of such persons

GEX Management, Inc.

/s/ Srikumar Vanamali

Srikumar Vanamali, Interim Chief Executive Officer, Executive Director and Series A1 Preferred Voting Stockholder

/s/ Shaheed Bailey

Shaheed Bailey, Interim Chief Investment Officer, Director and Series A1 Preferred Voting Stockholder

9